Exhibit 3.18(a)

CERTIFICATE OF INCORPORATION

of

DDR CORPORATION

FIRST: The name of the Corporation is DDR Corporation.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted are:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is One Dollar ($1.00).

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
Mark D. Tomasko	24th Floor 30 Rockefeller Plaza New York, New York 10020

SIXTH: The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation.

SEVENTH: Any one or more directors may be removed, with or without cause, by the vote or written consent of the holders of a majority of the issued and outstanding shares of stock of the Corporation.

EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-Laws, or, if not so designated, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and to the extent that the By-Laws so provide.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the General .Corporation Law of the State of Delaware, has signed this instrument on the 23rd day of October, 1975 and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Mark D. Tomasko
Mark D. Tomasko
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DDR CORPORATION

(Pursuant to Section 242 of the General Corporation Law

of the State of Delaware)

DDR Corporation, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation held October 30, 1975, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote in respect thereof.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation approved said amendment by written consent dated October 30, 1975.

THIRD: That said amendment would amend the Certificate of Incorporation of the Corporation by striking out Article FIRST and substituting in lieu thereof the following new Article FIRST:

“The name of the Corporation is Walworth Company.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and attested by its Assistant Secretary this 30th day of October, 1975.

DDR CORPORATION

/s/ John A. Hollingsworth
By:	John A. Hollingsworth
Vice President

Attest:

By	/s/ Richard B. Steinmetz, Jr.
Richard B. Steinmetz, Jr.
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WALWORTH COMPANY

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

Walworth Company, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That in accordance with Section 141(f) of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors of the Corporation dated August 14, 1979, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote in respect thereof.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation approved said amendment by written consent dated August 14, 1979.

THIRD: That said amendment would amend the Certificate of Incorporation of the Corporation by striking out Article FIRST and substituting in lieu thereof the following new Article FIRST:

“The name of the Corporation is Anaconda Valve Company.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation. Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and attested by its Assistant Secretary this 14th day of August, 1979.

WALWORTH COMPANY

By	/s/ Paul S. Bilgore
Paul S. Bilgore
Vice President

Attest:

By
John E. G. Bischof
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ANACONDA VALVE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of ANACONDA VALVE COMPANY be amended by Changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“1.	The name of the corporation is ARCO CHIMIE FRANCE CORPORATION.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

1

IN WITNESS WHEREOF, said ANACONDA VALVE COMPANY has caused this certificate to be signed by Donald W. Wood, its President, and attested by Helen Wozno, its Assistant Secretary this 15th day of July, 1985.

ANACONDA VALVE COMPANY

/s/ Donald W. Wood
President

ATTEST:

By:	/s/ Helen Wozno
Assistant Secretary

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

ARCO CHIMIE FRANCE CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors and the sole stockholder, by unanimous written consent of the Board of Directors and written consent of the sole stockholder, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that, pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of ARCO CHIMIE FRANCE CORPORATION be amended by changing the First Article thereof, so that, as amended, said Article shall be and read as follows:

“1.	The name of the corporation is LYONDELL CHIMIE FRANCE CORPORATION.”

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

THIRD: That the Effective Date of this Certificate of Amendment shall be December 31, 1998.

IN WITNESS WHEREOF, ARCO CHIMIE FRANCE CORPORATION has caused this Certificate of Amendment to be signed by Robert J. Millstone, its Vice President, and attested by Valerie H. Perry, its Assistant Secretary, this 18th day of December, 1998.

ARCO FRANCE CORPORATION

By:	/s/ Robert J. Millstone
Vice President

ATTEST:

/s/ Valerie H. Perry
Assistant Secretary

3